Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: July 1, 2022

CoyCo 1, L.P.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Vice President

CoyCo 2, L.P.; By its General Partner CoyCo GP, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Vice President

CoyCo GP, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Vice President

New Mountain Partners V (AIV-D), L.P.; By its General Partner New Mountain Investments V, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Authorized Signatory

New Mountain Investments V, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Authorized Signatory

New Mountain Capital Group, L.P.; By its General Partner NM Holdings GP, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Authorized Signatory

NM Holdings GP, L.L.C.

By:	/s/ Adam B. Weinstein
Name: Adam B. Weinstein
Title: Authorized Signatory

Steven B. Klinsky

/s/ Steven B. Klinsky